Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains to Purchase Three Abengoa Bioenergy Ethanol Plants

OMAHA, Neb., Aug. 22, 2016 (GLOBE NEWSWIRE) – Green Plains Inc. (NASDAQ:GPRE) today announced that it was the successful bidder on three ethanol plants for sale by Abengoa Bioenergy conducted under the provisions of the U.S. Bankruptcy Code. The company will purchase the Madison, Ill., Mount Vernon, Ind. and York, Neb. ethanol facilities, with combined annual production capacity of 236 million gallons per year, for approximately $237 million in cash, plus certain working capital adjustments.

“We continue to focus on making strategic investments in high quality assets as we expand our production footprint,” said Todd Becker, president and chief executive officer at Green Plains. “The Madison and Mount Vernon plants will give us access to the Mississippi River, supporting our new export terminal planned in Beaumont, Texas. In addition, we will broaden our product offering globally with industrial alcohol production at the York plant. These acquisitions further our commitment to deliver long-term value for both Green Plains Inc. and Green Plains Partners shareholders.”

Upon completion of the acquisitions, Green Plains will own and operate 17 dry mill ethanol facilities with combined production capacity of nearly 1.5 billion gallons per year.

The company’s acquisition agreements are subject to review and approval by the U.S. Bankruptcy Court for the Eastern District of Missouri at a hearing currently scheduled for Aug. 29, 2016. The acquisitions are expected to be complete no later than Sept. 30, 2016, subject to regulatory approval and customary closing conditions, at which time the ethanol storage and transportation assets will be offered to Green Plains Partners.

About Green Plains

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes 12 million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.5 million tons of livestock feed and 290 million pounds of industrial grade corn oil at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP (NASDAQ:GPP), a fee-based Delaware limited partnership that provides fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses.

Forward-Looking Statements

This news release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are based on management’s current expectations, which are subject to various factors, risks and uncertainties that may cause actual results, outcomes, timing and performance to differ materially from those expressed or implied. As a result of these risks, uncertainties and other factors, actual results could differ materially from those referred to in the forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release include, but are not limited to, risks relating to (1) the court-approved bankruptcy process and the ability of the parties to obtain necessary regulatory approval, satisfy all applicable conditions and consummate the acquisitions, and (2) the ability of Green Plains to integrate the acquired assets into its existing business. Additional information concerning factors that could cause actual results to differ materially is contained in the company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015, and subsequent filings. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Green Plains, and Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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